News Release
Contact: Scott W. Holmes, Executive Vice President and Chief Financial Officer, (615) 269-8175
HEALTHCARE REALTY TRUST ANNOUNCES FOURTH QUARTER RESULTS
     NASHVILLE, Tennessee February 25, 2008 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter that ended December 31, 2007. Revenues for the three months ended December 31, 2007 totaled $53.9 million, compared with the prior year’s $52.6 million. Revenues for the twelve months ended December 31, 2007 totaled $212.6 million, compared with the prior year’s $212.8 million. Income from continuing operations for the three months ended December 31, 2007 totaled $4.7 million, compared with the prior year’s $2.1 million. Income from continuing operations for the twelve months ended December 31, 2007 totaled $16.7 million, compared with the prior year’s $16.0 million.
     During the first quarter of 2007, the Company announced its decision to dispose of its senior living assets. The disposition, comprised of 56 facilities and 16 mortgages and other notes receivable, occurred throughout the year and was completed during the fourth quarter of 2007. The Company received approximately $379.5 million in total consideration and realized a net gain of $40.2 million. The comparability of 2007 to 2006 for reported revenues and income from continuing operations is not impacted by the disposition of the senior living assets because the operations of the divested assets were reclassified to discontinued operations in the Consolidated Statements of Income for all periods. However, the period-over-period comparisons of net income, net income per share, funds from operations, and funds from operations per share were impacted by the reduced asset base and the gain on sales in 2007. Net income for the fourth quarter of 2007 was $4.6 million, or $0.09 per diluted common share, versus $7.7 million, or $0.16 per diluted common share, for the fourth quarter of 2006. Net income for the twelve months ended December 31, 2007 was $60.1 million, or $1.24 per diluted common share, compared with the prior year’s $39.7 million, or $0.84 per diluted common share.
     Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts (“NAREIT”) and is comprised primarily of net income and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. Also, the gain on the senior living disposition in 2007 is excluded from FFO and FFO per share. FFO totaled $19.4 million, or $0.39 per diluted common share, for the fourth quarter ended December 31, 2007, compared with $24.8 million, or $0.52 per diluted common share, for the same period in 2006. FFO totaled $73.2 million, or $1.51 per diluted common share, for the twelve months ended December 31, 2007, compared with the prior year’s $101.1 million, or $2.13 per diluted common share.
     Funds available for distribution (“FAD”) for the fourth quarter of 2007 was $0.43 per diluted common share.
     Healthcare Realty Trust is a real estate investment trust that integrates owning, managing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $1.7 billion in 187 real estate properties and mortgages as of December 31, 2007, excluding assets classified as held for sale and including investments in three unconsolidated limited liability companies. The Company’s 180 owned real estate properties, excluding assets classified as held for sale, are comprised of six facility types, located in 24 states, totaling approximately 10.9 million square feet. The Company provides property management services to approximately 7.1 million square feet nationwide.
The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at (615) 269-8175 to request a printed copy of this information. In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2007 under the heading “Risk Factors.” Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking material.

HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Income (1)
(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

	(Unaudited)
REVENUES
Master lease rent	$15,470	$15,331	$61,799	$58,140
Property operating	33,368	31,907	129,181	125,394
Straight-line rent	308	109	1,044	2,415
Mortgage interest	536	363	1,752	5,101
Other operating	4,233	4,901	18,817	21,742

	53,915	52,611	212,593	212,792

EXPENSES
General and administrative	4,889	3,862	20,619	16,856
Property operating	19,082	16,619	74,696	68,790
Other operating	—	2	—	173
Impairments	—	1,800	—	4,111
Bad debts, net of recoveries	94	5	229	861
Interest	11,995	13,750	50,378	52,954
Depreciation	12,233	12,564	45,427	43,157
Amortization	940	1,890	4,567	9,914

	49,233	50,492	195,916	196,816

INCOME FROM CONTINUING OPERATIONS	4,682	2,119	16,677	15,976

DISCONTINUED OPERATIONS (2)
Income from discontinued operations	1,200	5,536	10,069	22,041
Impairments (3)	(240)	—	(7,089)	(1,573)
Gain on sales of real estate properties	(1,054)	—	40,405	3,275

INCOME FROM DISCONTINUED OPERATIONS	(94)	5,536	43,385	23,743

NET INCOME	$4,588	$7,655	$60,062	$39,719

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations per common share	$0.09	$0.05	$0.35	$0.34

Discontinued operations per common share	$0.00	$0.11	$0.91	$0.51

Net income per common share	$0.09	$0.16	$1.26	$0.85

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations per common share	$0.09	$0.04	$0.35	$0.34

Discontinued operations per common share	$0.00	$0.12	$0.89	$0.50

Net income per common share	$0.09	$0.16	$1.24	$0.84

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC	49,488,943	46,542,450	47,536,133	46,527,857

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — DILUTED	50,348,217	47,562,122	48,291,330	47,498,937

(1)	The Consolidated Statements of Income do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

(2)	In accordance with SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets,” the Company reports real estate properties and related assets and liabilities to be sold as held for sale and includes the results of operations of real estate properties sold or held for sale in discontinued operations on the Company’s Consolidated Statements of Income.

(3)	The impairment charge for the three months ended December 31, 2007 was related to one property classified as held for sale. The impairment charges for the twelve months ended December 31, 2007 were related to one property sold and four classified as held for sale.

HEALTHCARE REALTY TRUST INCORPORATED
Consolidated Statements of Cash Flows (1)
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$4,588	$7,655	$60,062	$39,719
Non-cash items:
Depreciation and amortization — real estate	13,084	17,023	51,703	63,397
Depreciation and amortization — other	548	664	2,221	2,132
Provision for bad debt, net of recoveries	83	5	198	1,256
Impairments	240	1,800	7,089	5,684
Increase in straight-line rent receivable	(308)	(93)	(1,043)	(1,736)
Increase (decrease) in straight-line rent liability	46	—	954	—
Equity in losses from unconsolidated LLCs	250	147	309	307
Consolidated losses from variable interest entities	24	286	700	1,110
Stock-based compensation	1,002	943	4,678	4,002
Provision for deferred post-retirement benefits	779	487	2,323	2,072
Other non-cash items	87	55	195	52

Total non-cash items	15,835	21,317	69,327	78,276

Other items:
Decrease in accounts payable and accrued liabilities	(265)	(8,626)	(2,202)	(1,780)
Increase (decrease) in other liabilities	3,897	1,631	4,445	(425)
(Increase) decrease in other assets	1,407	(4,924)	(307)	(3,427)
Gain on sales of real estate	1,054	—	(40,405)	(3,275)

Total other items	6,093	(11,919)	(38,469)	(8,907)

Net cash provided by operating activities	26,516	17,053	90,920	109,088

Cash flows from investing activities:
Acquisition and development of real estate properties	(24,084)	(18,805)	(130,799)	(126,347)
Funding of mortgages and notes receivable	(10,739)	(1,315)	(14,759)	(22,794)
Investments in unconsolidated LLCs	—	(340)	—	(10,654)
Distributions received from unconsolidated LLCs	287	262	1,414	988
Proceeds from sales of real estate	14,586	—	311,927	32,706
Proceeds from mortgages and notes receivable repayments	27	3,573	65,572	72,553

Net cash provided by (used in) investing activities	(19,923)	(16,625)	233,355	(53,548)

Cash flows from financing activities:
Borrowings on notes and bonds payable	48,000	54,000	451,840	364,000
Repayments on notes and bonds payable	(42,884)	(24,852)	(511,440)	(287,048)
Special dividend paid	—	—	(227,157)	—
Quarterly dividends paid	(19,514)	(31,549)	(101,137)	(126,205)
Proceeds from issuance of common stock	220	176	70,780	567
Interest rate swap termination	—	—	—	(10,127)
Common stock redemption	—	—	(386)	(481)
Equity issuance costs	(16)	—	(206)	—
Debt issuance costs	—	—	—	(1,333)

Net cash used in financing activities	(14,194)	(2,225)	(317,706)	(60,627)

Increase (decrease) in cash and cash equivalents	(7,601)	(1,797)	6,569	(5,087)
Cash and cash equivalents, beginning of period	16,120	3,747	1,950	7,037

Cash and cash equivalents, end of period	$8,519	$1,950	$8,519	$1,950

(1)	The Consolidated Statements of Cash Flows do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

RECONCILIATION OF FUNDS FROM OPERATIONS (1):
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
|	| |		|
Net Income	$4,588	$7,655	$60,062	$39,719

Gain on sales of real estate properties	1,054	—	(40,405)	(3,275)
Real estate depreciation and amortization	13,764	17,189	53,499	64,662

Total adjustments	14,818	17,189	13,094	61,387

Funds From Operations — Basic and Diluted	$19,406	$24,844	$73,156	$101,106

Funds From Operations Per Common Share — Basic	$0.39	$0.53	$1.54	$2.17

Funds From Operations Per Common Share — Diluted	$0.39	$0.52	$1.51	$2.13

Weighted Average Common Shares Outstanding — Basic	49,488,943	46,542,450	47,536,133	46,527,857

Weighted Average Common Shares Outstanding — Diluted	50,348,217	47,562,122	48,291,330	47,498,937

RECONCILIATION OF FUNDS AVAILABLE FOR DISTRIBUTION (1):
(Dollars in thousands, except per share data)
(Unaudited)

Three Months Ended
December 31, 2007
Net Income	$4,588
Gain on sales of real estate properties	1,054
Total non-cash items included in cash flows from operating activities (2)	15,835

Funds Available For Distribution	$21,477

Funds Available For Distribution Per Common Share — Diluted	$0.43

Weighted Average Common Shares Outstanding — Diluted	50,348,217

(1)	Funds From Operations (“FFO”) and Funds Available For Distribution (“FAD”) do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income as indicators of the Company’s operating performance or as alternatives to cash flow as measures of liquidity.

(2)	See Consolidated Statements of Cash Flows that is included in this earnings release.

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